UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

Clearside Biomedical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37783	45-2437375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway Suite 200
Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 678 270-3631

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2024 (the “Amendment Execution Date”), Clearside Biomedical, Inc. (the “Company”), Emory University (“Emory”) and Georgia Tech Research Corporation (together with Emory, the “Licensor”), entered into an amendment (the “Amendment”) to the Company’s License Agreement with Licensor dated July 4, 2012 (as amended, the “License Agreement”), pursuant to which the Company received a worldwide exclusive license to specified patents relating to methods and devices for drug delivery using a microinjector.

Pursuant to the Amendment, the parties agreed to reduce the Sublicense Percentage (as defined in the License Agreement) from a low double digit percentage to a high single digit percentage that the Company will pay the Licensor applicable to any fees or payments paid to the Company by any Sublicensee (as defined in the License Agreement) of the Licensed Patents and/or Licensed Technology (each as defined in the License Agreement), on or after July 1, 2023, excluding (i) amounts paid to the Company by a Sublicensee to reimburse the Company for certain research and development costs pursuant to a written agreement between the Company and such Sublicensee, (ii) the value of intellectual property transferred or granted to the Company if necessary or helpful to the development or commercialization of Licensed Products (as defined in the License Agreement) and (iii) amounts paid for shares of the Company’s stock. The payment to Licensor of any such Sublicense Percentage is due within 30 days of receipt by the Company of a qualifying payment from a Sublicensee, provided however, with respect to any qualifying payments received by the Company from a Sublicensee after July 1, 2023 but prior to January 1, 2025, the payment to Licensor of any such Sublicensee Percentage is due to Licensor by March 31, 2025.

In addition, the parties agreed to a revised annual license maintenance fee due each year, or the Maintenance Fee starting in 2023 through 2028, as follows: $250,000 for 2023 through 2025, $350,000 for 2026, $400,000 for 2027 and $500,000 for 2028. The Maintenance Fee for 2023 must be paid within five days of the Amendment Execution Date. The remaining annual Maintenance Fee payments are due on October 1st of each year.

The remaining terms of the License Agreement, including the low single digit royalty rate paid to the Licensor by the Company on sales of Licensed Products, are unchanged by the Amendment.

The foregoing is a summary description of certain terms of the Amendment, is not complete and is qualified in its entirety by reference to the text of the Amendment, which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2024	CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
	Name:	Charles A. Deignan
	Title:	Chief Financial Officer